Exhibit 10.3
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
July 15, 2011	July 15, 2012
BIOMIMETIX PHARMACEUTICAL, INC.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
This Warrant to Purchase Shares of Common Stock (this “Warrant”), is issued to Omni Bio Pharmaceutical, Inc. or its permitted assigns (the “Holder”) by BioMimetix Pharmaceutical, Inc., a Delaware corporation (the “Company”).
1. Purchase of Shares.
2. (a) Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the number of shares of Common Stock such that the Subscriber will own a total of 40% of the issued and outstanding capital stock of the Company on a Fully Diluted Basis following the exercise of the Warrant and the payment of the full Exercise Price of $2,000,000 (the “Shares”). If the Warrant is exercised in part, then the number of Shares to be owned by the Holder following such exercise (including the number of shares of Common Stock of the Company purchased by the Holder as of the date hereof) will be calculated based on the following ownership percentage of the Company on a Fully Diluted Basis: (Exercise Price x 15%) + 25% $2,000,000
“Fully Diluted Basis” shall mean the assumption that all outstanding options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms. For purposes of clarity, the 250,000 shares of Common Stock issued to the Holder pursuant to that certain Stock Purchase Agreement of even date herewith shall be included in the calculation of Holder’s equity ownership in the Company.
(b) Exercise Price. The purchase price for all of the Shares issuable pursuant to this Section 1 shall be $2,000,000.00 if the Warrant is exercised in whole or such lesser amount as determined by the Holder if the Warrant is exercised in part. Such purchase price, as adjusted from time to time, is herein referred to as the “Exercise Price.”
Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. Eastern Time on July 15, 2012 (the “Exercise Period”).

3. Method of Exercise.
(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:
(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and
(ii) the payment to the Company of $2,000,000.00 if the Warrant is exercised in whole or such lesser amount determined by the Holder if the Warrant is exercised in part.
(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.
(c) As soon as practicable after the exercise of this Warrant in whole or in part the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
(i) a certificate or certificates for the number of Shares to which such Holder shall be entitled, and
(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares called for on the face of this Warrant minus the number of Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above.
4. Covenants of the Company.
(a) Covenants as to Shares. The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.
(b) No Impairment. Except and to the extent waived or consented to by the Holder, or as otherwise permitted under the terms hereof the Company will not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. During the term of this Warrant, the Company will not issue any warrant with terms similar to the terms of this Warrant and will not authorize or issue any capital stock with rights or preferences superior to those of the Common Stock.
(c) Reservation of Shares. A sufficient number of shares of Common Stock shall be reserved at all time by the Company in order to effect the exercise of this Warrant, and the Company promptly will take all such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock as shall be sufficient for such purpose.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
6. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.
7. Governing Law. This Warrant hall be governed by and construed in accordance with the General Corporation Law of the State of Delaware.
8. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.
9. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
10. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
11. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Company has executed this Warrant effective as of the date first set forth above.

BIOMIMETIX PHARMACEUTICAL, INC.
By:
James D. Crapo, President
BioMimetix, Pharmaceutical, Inc.
Warrant to Purchase Shares of Common Stock
- Signature Page -

NOTICE OF EXERCISE
Biomimetix Pharmaceutical, Inc.
Attention: President
The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:
                     shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of $                    , together with all applicable transfer taxes, if any.

HOLDER:
Date:___________________	By:
Name:
Title:

Address:

Name in which shares should be registered: